Exhibit 5

July 28, 2016

To the Board of Directors of

Celgene Corporation

86 Morris Avenue

Summit, New Jersey 07901

Ladies and Gentlemen:

We have acted as counsel to Celgene Corporation, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 with exhibits thereto (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, relating to the registration of 17,500,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) to be reserved for issuance pursuant to awards under the Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of April 15, 2015), and as amended effective June 15, 2016 (the “Plan”).

In so acting, we have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the Plan. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, when and to the extent issued pursuant to awards under the Plan, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP